SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 16, 2011

INERGETICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

205 Robin Road, Paramus, NJ 07652 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 13, 2011, Inergetics, Inc. including its wholly-owned subsidiary, Millennium Biotechnologies, Inc. (collectively, the “Company”) has received the final balance of $854,500 which completed the $2,000,000 from the Funding Commitment previously made by the Principal Investor.  The receipt of these funds has caused the principal conversion of the Unit Notes from $3,350,309 as of June 30, 2011 to be reduced to the principal amount of $152,747.  The $3,197,562 of principal was converted into Series G Convertible Preferred Stock.

The receipt of the funds from the Funding Commitment has caused the principal conversion of the First Position Bridge Notes from $1,850,000 as of June 30, 2011 to be reduced to the principal amount of $1,275,000.  The $575,000 of principal was converted into Series G Convertible Preferred Stock.

The Company’s unsecured debt (excluding trade payables), as of June 30, 2011, of principal in the amount of $1,401,930 was reduced to the principal amount of $702,000.  The principal unsecured debt amount of $699,930 exchanged their debt for shares of Common Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2011

INERGETICS, INC.

By:	/s/ Michael James
Michael James, CFO